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                                                                    EXHIBIT 23.1
                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Ventura County National Bancorp of our report dated February 17, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to noncompliance with regulatory capital requirements) incorporated by reference in the Annual Report on Form 10-K/A for the year ended December 31, 1994.

DELOITTE & TOUCHE LLP
Los Angeles, California

April 14, 1995